Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

December 30, 2009 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period November 1, 2009 through November 30, 2009.

Provisional financial information as of November 30, 2009 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended November 30, 2009.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended November 30, 2009:

Estimated financial data of the Company for the month ended November 30, 2009

The estimated and unaudited financial data of the Company as of November 30, 2009 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	October 31, 2009	November 30, 2009
Net revenue	$7	$6
Operating income (expense)	$(5,340)	$(14,077)
Profit /(Loss) from operations	$(5,333)	$(14,071)

Other income (expenses), net	$127	$146
Preferred Stock:
- Deemed Dividend	$—	$—
EBITDA	$(5,206)	$(13,925)

Depreciation and amortization	$(109)	$(114)
Amortization of debt discount and issuance costs	$(29)	$(29)
Interest expense	$(252)	$(249)

Net profit /(loss) attributable to common shareholders	$(5,596)	$(14,317)

www.CellTherapeutics.com

Estimated Research and Development expenses were $2.4 million and $1.5 million for the months of October and November 2009, respectively.

Operating expenses for the month ended November 30, 2009 included a $9.6 million non-cash equity-based compensation expense.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of October 31, 2009 and November 30, 2009, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	October 31, 2009	November 30, 2009
Cash and cash equivalents	$48,799	$42,291
Long term obligations, current portion	$(1,498)	$(1,447)
Senior subordinated notes	(40,363)	$(40,363)
Net Financial Standing, current portion	$6,938	$481

Long term obligations, less current portion	$(2,008)	$(1,986)
Convertible senior notes	$(21,652)	$(21,652)
Net Financial Standing, less current portion	$(23,660)	$(23,638)
Net Financial Indebtedness	$(16,722)	$(23,157)

The total estimated and unaudited net financial position of the Company as of November 30, 2009 is approximately a negative $23,157 (in thousands of U.S. dollars).

The Company’s 4% Convertible Senior Subordinated Notes with redemption date of July 1, 2010 come due within the next twelve months.

The Company had no debt that matured during the month of November 2009.

www.CellTherapeutics.com

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes as of November 30, 2009, compared with the same information as of October 31, 2009:

Convertible Notes — November 30, 2009

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of October 31, 2009	Number of Common Stock Reserve as of October 31, 2009	Principal/ Aggregated Stated Value Outstanding as of November 30, 2009	Number of Common Stock Reserve as of November 30, 2009
4% Convertible Senior Subordinated Notes	1-Jul-10	40,363,000	74,746	40,363,000	74,746
7.5% Convertible Senior Notes	30-Apr-11	10,250,000	122,620	10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	10,913,000	363,766	10,913,000	363,766

Totals		61,526,000	561,132	61,526,000	561,132

The Company had no outstanding preferred shares as of October 31, 2009 and November 30, 2009.

Regulatory Matters and Products in Development

With respect to the period from November 1, 2009 through November 30, 2009, the Company has no additional information to disclose concerning regulatory matters and products in developments and has received no additional information from the European Medicines Agency (“EMEA”) or the U.S. Food and Drug Administration (the “FDA”) regarding the request for the marketing of products beyond what was publicly disclosed in the press release issued on November 30, 2009. On December 17, 2009, the Company announced that on February 10, 2010 the FDA’s Oncologic Drugs Advisory Committee (“ODAC”) will review the New Drug Application (NDA) for pixantrone for the treatment of relapsed/refractory aggressive non-Hodgkin’s lymphoma (“NHL”). Additionally, the Company announced on December 21, 2009, that the EMEA had granted pixantrone orphan drug designation for the treatment of Diffuse Large B-Cell Lymphoma, which accounts for about 80% of aggressive NHL.

Corporate Transactions and Assignment of Assets

With respect to the period from November 1, 2009 through November 30, 2009, the Company has no additional information to disclose to the market except that, as issued in a press release on November 20, 2009, the Ninth Circuit Court of Appeals reversed a U.S. District Court order and ruled that the Company should be allowed to pursue all of its claims against The Lash Group, sending the case back to the District Court for trial. The Company filed a complaint against The Lash Group, the Company’s former third-party reimbursement consultant for the Company’s product TRISENOX, in 2007 seeking $22.8 million in damages for expenses already incurred related to the investigation, defense and a settlement of claims by the U.S. government concerning Medicare reimbursement for TRISENOX and other business losses.

www.CellTherapeutics.com

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”) issued and outstanding as of October 31, 2009 and November 30, 2009 were 574,445,816 and 586,798,764, respectively.

During the month of November 2009, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	The issuance of 9,751,365 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan;

•	The cancellation of 3,005,885 shares of Common Stock under the Company’s 2007 Equity Incentive Plan; and

•	The issuance of 5,607,468 shares of Common Stock pursuant to the Second Amendment to the Acquisition Agreement of Systems Medicine, Inc.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the MTA nor of the modalities by means of which shares of Common Stock were or will be resold.

Debt Restructuring Program

With respect to the period from November 1, 2009 through November 30, 2009, the Company has no information to disclose to the market.

The Company, in November 2009, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release the Company had approximately $42 million in cash and cash equivalents as of November 30, 2009.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

www.CellTherapeutics.com

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading prices of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL as determined by the FDA (including ODAC) or EMEA, and the possibility that the orphan drug designation, if granted, may not provide numerous benefits to the Company (including, regulatory assistance, reduced regulatory fees associated with applying for marketing approval, or assistance with clinical trial design. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the information presented herein with respect to the Company’s convertible notes and convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com